UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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DIRTT ENVIRONMENTAL SOLUTIONS LTD.
(Name of Registrant as Specified in Its Charter)

22NW FUND, LP

22NW, LP

22NW FUND GP, LLC

22NW GP, INC.

ARON R. ENGLISH

RYAN W. BRODERICK

BRYSON O. HIRAI-HADLEY

ALEXANDER B. JONES

CORY J. MITCHELL

DOUGLAS A. EDWARDS

MARY GARDEN

SCOTT L. ROBINSON

SCOTT C. RYAN

KENNETH D. SANDERS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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22NW Fund, LP, a Delaware limited partnership (“22NW Fund”), together with the other participants named herein (collectively, “22NW”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the annual and special meeting of shareholders of DIRTT Environmental Solutions Ltd., an Alberta corporation (the “Company”) scheduled to be held on Tuesday, April 26, 2022.

On March 15, 2022, 22NW issued the following press release:

22NW Fund Adds Outstanding Nominee for Election

to the Board of DIRTT Environmental Solutions Ltd.

SEATTLE, March 15, 2022 /CNW/ - 22NW Fund, LP ("22NW") announced today that it has nominated an additional outstanding candidate, Ms. Mary Garden, for election as a director of DIRTT Environmental Solutions Ltd. (“DIRTT”) (NASDAQ:DRTT; TSX:DRT) at DIRTT’s Annual and Special Meeting to be held on April 26, 2022 (the “Meeting”). Ms. Garden joins Messrs. Aron English, Cory Mitchell, Douglas Edwards, Scott Robinson, Scott Ryan and Ken Sanders as nominees of 22NW for election as directors at the Meeting.

Information regarding these highly qualified individuals can be found in 22NW’s U.S. proxy statement and Canadian information circular prepared for the Meeting.

22NW owns 15,894,165 DIRTT shares (“Shares”), representing 18.6% of the issued and outstanding Shares. 22NW and joint actors own 16,124,049 Shares, representing 18.9% of the issued and outstanding Shares.

Depending on market conditions and other factors, 22NW may in the future increase or decrease its ownership, control or direction over Shares through market transactions, private agreements or otherwise.

FOR MORE INFORMATION

For further information or to receive a copy of the report filed in connection with this press release, please see DIRTT’s profile on the SEDAR website (http://www.sedar.com) and its US filings that are available at no charge on the Securities and Exchange Commission’s website (http://sec.gov), or contact Aron English at 206-227-3078 or info@englishcap.com.